Marathon Patent Group Acquires Important
Multi-Casting Patent from MOSAID Technologies

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Bell Labs-generated patent is part of Marathon’s long-term IP acquisition strategy

Alexandria, VA - April 16, 2013 - Marathon Patent Group, Inc. (OTCBB: MARA, “MPG”), an Intellectual Property services and monetization company, today announced that it’s wholly-owned subsidiary, Relay IP, Inc., has acquired US Patent 5,331,637 from MOSAID Technologies, one of the world’s leading intellectual property management companies. The asset is a seminal patent cited by over 254 other patents that enables multicasting on Internet protocol networks.

IP multicast is widely deployed in enterprises, commercial stock exchanges, and multimedia content delivery networks. A common enterprise use of IP multicast is for IPTV applications such as distance learning and televised company meetings. This protocol is most widely used for Protocol Independent Multicast (PIM).  The ‘637 patent has been cited by over 254 other patents from patent owners such as: Cisco, Google, Sun Microsystems, Enterasys, IBM, Avaya, Microsoft, Intel, Apple, British Telecom, Ericsson, Foundry, Hon Hai, Motorola, Worldcom, Yahoo, HP, Dell, Alcatel Lucent, Motorola, AT&T, Akamai, 3Com, and others.

MOSAID Technologies Incorporated is a privately-held IP licensing company that owns over 5,000 patents focused on semiconductor and communications technologies. Bell Labs is widely recognized as one of the world’s most prestigious research and development organizations, and its researchers have been awarded a total of seven Nobel Prizes. IPNav played a significant role in identifying the asset and facilitating its acquisition.

“The acquisition of the ‘637 patent underscores Marathon’s growth and development strategy,” stated Doug Croxall, Marathon Patent Group’s Chief Executive Officer. “Securing selective patents and families to establish a diversified base of assets is among MPG’s primary goals. Building multiple channels for sourcing transactions will be a key to realizing it. Our close working relationship with IP Navigation Group played a major role in facilitating the acquisition. Marathon is focused on developing a portfolio of highly monetizable patents with the help of sourcing partners with demonstrated ability to identify value.”

About Marathon Patent Group

Marathon Patent Group, Inc. ("MPG") is an intellectual property services and monetization company that serves a wide range of patent holders and technologies from Fortune 500 to independent inventors. MPG provides clients advice and services that enable them to realize financial and strategic return on their IP rights. MPG serves clients through two complementary business units: the IP Research & Services Center, which helps to identify and manage patents, and the IP Licensing and Enforcement Group, which acquires IP assets, partners with patent holders, and monetizes patent portfolios through actively managed patent licensing campaigns. MPG is based in Alexandria, Virginia. www.marathonpg.com

Forward Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

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